Exhibit (d)(4)

Execution Version

Apollo Investment Fund IX, L.P.

Apollo Overseas Partners (Delaware 892) IX, L.P.

Apollo Overseas Partners (Delaware) IX, L.P.

Apollo Overseas Partners (Lux) IX, SCSp

Apollo Overseas Partners IX, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

March 2, 2021

Magic AcquireCo, Inc.

c/o Apollo Global Management, Inc.

9 West 57th Street

43rd Floor

New York, New York 10019

Ladies and Gentlemen:

1.

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified, the “Merger Agreement”), by and among The Michaels Companies, Inc., a Delaware corporation (the “Company”), Magic AcquireCo, Inc., a Delaware corporation (“Parent”), and Magic MergeCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent and a wholly owned subsidiary of Parent (“Merger Subsidiary”). Pursuant to and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will commence a tender offer to acquire any and all of the outstanding shares of the Company Common Stock. Following the consummation of the Offer and upon the Closing, Merger Subsidiary will merge with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise specified herein, each capitalized term used in this letter agreement and not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

2.

On the terms and subject to the conditions of this letter agreement and of the Merger Agreement, each entity listed on Exhibit A attached hereto (each, an “Equity Investor” and together, the “Equity Investors”) hereby severally, and not jointly, commits to purchase, or will cause one or more of its affiliates (provided, that such action shall not reduce the Commitment or otherwise reduce or affect the obligations of the Equity Investors under this Agreement and provided that such action does not prevent, impair or materially delay the consummation of the Transactions), to purchase, directly or indirectly, its pro rata percentage (as set forth on Exhibit A) of the equity interests of Parent (or one or more of its affiliates who are assigned Parent’s rights, interests and obligations under the Merger Agreement) in immediately available funds at or prior to Closing, such that the aggregate purchase price for all such equity interests purchased by all such Equity Investors shall equal an aggregate purchase price of the lesser of (i) $2,114,000,000 or (ii) such amount that in the aggregate, together with the net proceeds of the Debt Financing, suffices to fully fund the amounts required to be paid by Parent or Merger Subsidiary in accordance with the Merger Agreement after the Acceptance Time and at Closing, including for payment of (i) aggregate Offer Price and the aggregate Merger Consideration, as adjusted pursuant to Section 2.01(h) of the Merger Agreement, and (ii) any fees and expenses required to be paid by Parent or Merger Subsidiary under the Merger Agreement (including, but not limited to, Section 8.07(d), Section 8.07(g) and Section 8.07(i)) (such amount, the “Commitment”) on the terms and subject to the conditions set forth therein. As used in this letter agreement, “Maximum Investor Commitment” means, with respect to each Equity Investor, an amount equal to such Equity Investor’s pro rata percentage (as set forth on Exhibit A) of the Commitment. Each Equity Investor’s obligation to fund the Commitment (A) is subject in all respects to (i) with respect to the aggregate Offer Price payable at the Acceptance Time, (x) the satisfaction or waiver by Merger Subsidiary or Parent of the Offer Conditions (other than those conditions that by their terms are to be satisfied at the Offer Expiration Time, but subject to such conditions being satisfied or waived at the Offer Expiration Time) and (y) the Debt Financing (or any replacement thereof) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (ii) with respect to the aggregate Merger Consideration, (x) the satisfaction in full or valid waiver, on or before the Closing, of all of the conditions precedent to the obligations of Parent and Merger Subsidiary set forth in Section 9.01 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being satisfied or waived at the Closing) and (y) Debt Financing (or any replacement thereof) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (B) will only occur contemporaneously with the Acceptance Time and Closing, as applicable, subject to the satisfaction of the foregoing clause (A). The Commitment shall be used solely as will be required, and solely to the extent necessary, to fund the payments due by Parent or Merger Subsidiary, if any, under the Merger Agreement after the Acceptance Time and at Closing, solely to the extent and when required to be paid by Parent in accordance with the terms and subject to the conditions set forth herein and therein and not for any other purpose whatsoever.

3.

Notwithstanding anything in this letter agreement to the contrary, in no event will any Equity Investor (together with its assigns) be under any obligation under any circumstances to provide an aggregate amount of funds of more than its Maximum Investor Commitment to Parent or any other Person (and in no event will the Equity Investors (together with their respective assigns), in the aggregate, be under any obligation under any circumstances to provide an aggregate amount of funds of more than the amount of the Commitment to Parent or any other Person). Each Equity Investor hereby represents and warrants to Parent that (a) as of the date hereof, such Equity Investor has, and through and until the Closing will have, sufficient cash, available lines of credit, capital commitments or other sources of readily available funds to fulfill such Equity Investor’s Commitment in accordance with the terms and subject to the conditions set forth herein and all of its other unfunded commitments that are outstanding, (b) it is a legal entity duly established, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Applicable Laws of the jurisdiction of its organization, (c) it has all requisite power and authority to execute, deliver and perform this letter agreement, (d) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary limited partnership action and does not contravene any of its organizational documents or contractual restrictions by which it is bound, (e) this letter agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding agreement of it enforceable by Parent against it in accordance with its terms (subject to the Bankruptcy and Equity Exception) and (f) the execution, delivery and performance by such Equity Investor of this letter agreement does not and will not (i) violate the organizational documents of such party, (ii) violate any Applicable Law, rule, regulation, decree, order or judgment binding on such party or its assets, (iii) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which it is a party.

4.

This letter agreement is being provided to Parent solely in connection with the Merger Agreement and the transactions contemplated thereby. Each party hereto (and any other Person who shall receive a copy hereof as permitted pursuant hereto) shall keep strictly confidential this letter agreement and all information obtained by it with respect to the other parties hereto in connection with this letter agreement, and will use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any party hereto and its Representatives (as defined below) may disclose this letter agreement and its terms and conditions (i) to any of such party’s affiliates and its and their respective affiliates’ controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, equity holders, stockholders, members, agents, assignees, financing sources or other representatives of any of the foregoing (all of the foregoing, collectively, “Representatives”), (ii) if necessary to comply with, or prevent violation of, Applicable Law, or by any court order or by a recognized stock exchange, governmental department or agency or other Governmental Authority and (iii) in connection with the enforcement of rights under this letter agreement, the Merger Agreement and the Limited Guarantee (as defined below). For the avoidance of doubt, this letter may be provided to the Company, and the Company may disclose this letter to its legal counsel and financial advisors, as required by Applicable Law, to include a description of the terms and conditions of this letter agreement in any tender offer materials or any other document required to be filed by the Company with the SEC in connection with the Transactions and in connection with the enforcement rights under this letter agreement, the Merger Agreement and the Limited Guarantee. Except as set forth herein, this letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Equity Investors.

5.

Notwithstanding anything that may be expressed or implied in this letter agreement, the Limited Guarantee (as defined below), the Debt Commitment Letter, the Merger Agreement or any other document or instrument delivered in connection herewith or therewith, Parent, by its acceptance of the benefits hereof, and the Company, in its capacity as a third party beneficiary solely as and to the extent specified in, and on the terms and subject to the conditions of, Section 6 hereof, each unconditionally and irrevocably covenants, agrees and acknowledges that no Person other than the Equity Investors shall have any obligation or liability hereunder (subject to the terms and conditions set forth herein), and that notwithstanding that each Equity Investor is a partnership, limited partnership or limited liability company (i) no right or remedy, recourse or recovery (whether at law or equity or in tort, contract or otherwise) hereunder, under the Merger Agreement, the Limited Guarantee, the Debt Commitment Letter or under any documents or instruments delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect equity holder, controlling person, general or limited partner, officer, director, employee, investment professional, manager, stockholder, member, agent, Affiliate, assignee, financing source or Representative of any of the foregoing or any of their respective successors or assigns (in each case, solely in connection with a Retained Claim against such Person, other than each Equity Investor, Parent, Merger Subsidiary or any other affiliated entity party to any Transaction Document, or their respective successors and permitted assigns) (any such Person, a “Related Person”) of any Equity Investor or any Related Person of such Related Person (including, without limitation, any liabilities or obligations arising under, or in connection with, this letter agreement, the Limited Guarantee, the Debt Commitment Letter, the Merger Agreement or any other document or instrument delivered in connection herewith or therewith or the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, or in respect of any claim (whether at law or equity or in tort, contract or otherwise), including in the event Parent or Merger Subsidiary breaches (whether willfully, intentionally, unintentionally or otherwise) its obligations under this letter agreement, the Merger Agreement, the Limited Guarantee, the Debt Commitment Letter or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof), whether or not any such breach is caused by any Equity Investor’s breach (whether willfully, intentionally, unintentionally or otherwise) of its obligations under this letter agreement), whether, in each case, by or through piercing of the corporate, limited liability company or limited partnership veil or similar action, by or through a claim by or on behalf of any Equity Investor against any Related Person of an Equity Investor or any Related Person of such Related Person, whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other Applicable Law or otherwise, (ii) it is expressly agreed and acknowledged that no personal liability or obligation whatsoever shall attach to, be imposed on, or otherwise be incurred by any Related Person of any Equity Investor or any Related Person of such Related Person for any liabilities or obligations of the Equity Investors under this letter agreement, the Limited Guarantee, the Merger Agreement, the Debt Commitment Letter or any documents or instruments delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, in respect of any oral representation made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, in connection with, or by reason of such obligations or their creation, and each party hereto hereby irrevocably and unconditionally waives and irrevocably and unconditionally releases all claims (whether arising under equity, contract, tort or otherwise) against such Persons for any such liability or obligation and (iii) none of Parent, Merger Subsidiary or any of their respective Representatives, on the one hand, or the Company or any of its affiliates or its or their respective Representatives, on the other hand, shall have any right of remedy, recourse or recovery (whether at law or equity or in tort, contract or otherwise) against the Equity Investors or otherwise, whether by piercing of the corporate, limited liability company or limited partnership veil or similar action, by a claim (whether at law or equity or in tort, contract or otherwise), whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any Applicable Law or otherwise, against the Equity Investors or otherwise, except for, in all cases of (i)-(iii), (w) Parent’s right to seek specific performance of the obligation of the Equity Investors to fund the Commitment and Parent’s right to receive the Commitment, as applicable and without duplication, solely to the extent provided in this letter agreement and on the terms and subject to the conditions hereof, (x) the Company’s right to receive the Guaranteed Obligation (as defined in the Limited Guarantee), solely to the extent provided in the Limited Guarantee and subject to the terms and conditions set forth therein, (y) the Company’s right to enforce this letter agreement as a third party beneficiary in respect of the Commitment solely as and to the extent specified in, and on the terms and subject to the conditions of, Section 6 hereof and (z) the right of the Company or any of its affiliates or its or their respective Representatives or any Person claiming by, through or on behalf of any of them to make Retained Claims against such Persons.

6.

The parties hereto hereby agree that their respective agreements and obligations set forth herein are solely for the benefit of each other party hereto and its respective successors and permitted assigns, in accordance with and subject to the terms of this letter agreement, and that this letter agreement is not intended to, and does not, confer upon any Person (including, without limitation, the Company or its affiliates and the Debt Financing Sources and all of the respective Representatives of any of the foregoing) other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the obligations set forth herein; provided, that the Company may rely upon this letter agreement as an express third party beneficiary, including for the purpose of specifically enforcing the Equity Investors’ obligation to fund the Equity Financing in accordance with the terms and conditions of this letter agreement, solely in the event that the Company is awarded in accordance with, and subject to the terms and conditions of, Section 11.14 of the Merger Agreement, specific performance of Parent’s obligation to cause the Equity Financing to be funded; provided, further, that each Related Person of any Equity Investor and any Related Person of such Related Person may rely upon Section 5 hereof as a third party beneficiary. Subject to the foregoing sentence, this letter agreement may only be enforced by Parent at the direction of Apollo Management IX, L.P. (the “Sponsor”) in its sole discretion, and Parent shall have no right to enforce or seek to enforce this letter agreement unless directed to do so by the Sponsor in its sole discretion. Parent’s creditors shall have no right to enforce this or seek to enforce this letter agreement or to cause Parent to enforce this letter agreement. In no event may the Company, its affiliates or any of its or their respective Representatives or any other Person (other than Parent at the direction of the Sponsor in its sole discretion) enforce any aspect of this letter agreement (including with respect to the Commitment) if the Guaranteed Obligation in respect of the Parent Termination Fee has been paid under the Limited Guarantee. This letter agreement may not be amended, restated, supplemented or otherwise modified, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and each of the Equity Investors; provided, that this letter agreement may not be amended in a manner that would affect the Company’s rights hereunder without the prior written consent of the Company and the Company shall be a third party beneficiary of this proviso. It is understood and agreed by the parties that money damages would not be a sufficient remedy for any breach of this letter agreement by any party and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy for any such breach. Each Equity Investor hereby waives (a) any defense to specific performance or other equitable relief that a remedy at law would be adequate or that, absent specific performance or other equitable relief, no irreparable harm would be suffered and (b) any requirement under Applicable Law to post a bond or other security as a prerequisite to obtaining equitable relief. No assignment of this letter agreement shall relieve the assignor of any obligations hereunder.

7.

This letter agreement and each Equity Investor’s obligation to fund all or any portion of the Commitment will automatically terminate and cease to be of any further force or effect without the need for any further action by any Person (at which time the obligations of each Equity Investor hereunder shall be immediately discharged in full) upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Closing, including the payment of all amounts required to be funded after the Acceptance Time and at Closing by Parent or Merger Subsidiary pursuant to Article 2 of the Merger Agreement, (iii) the payment in full of the Guaranteed Obligation pursuant to the Limited Guarantee in accordance with the terms thereof and of the Merger Agreement and (iv) the assertion or commencement by the Company or any of its Affiliates or any person, in each case, by or on behalf of the Company of a lawsuit or other proceeding against any Equity Investor or any Related Person of an Equity Investor asserting any claim (whether at law or equity or in tort, contract or otherwise) for payment or other liabilities under this letter agreement, the Merger Agreement, the Debt Commitment Letter, the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or any of the transactions contemplated hereby or thereby (including the termination or abandonment thereof), other than any lawsuit, claim or proceeding by the Company (w) against Parent or Merger Subsidiary in accordance with, and solely to the extent permitted under, the Merger Agreement or any other Transaction Documents, (x) against Parent under this letter agreement in accordance with, and solely to the extent permitted under, Section 6 hereof and Section 11.14 of the Merger Agreement, (y) against the Guarantors (as defined in the Limited Guarantee) under the Limited Guarantee, and (z) against any Related Person under the Confidentiality Agreements, if any (the foregoing subclauses (w), (x), (y) and (z), the “Retained Claims”). Immediately upon valid termination of this letter agreement and without the need for any further action by any Person, no Equity Investor or any Related Person of an Equity Investor or any Related Person of a Related Person shall have any further obligation or liability hereunder.

8.

Concurrently with the execution and delivery of this letter agreement, the Equity Investors are executing and delivering to the Company a Limited Guarantee, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified, the “Limited Guarantee”).

9.

Parent and Merger Subsidiary shall, on a joint and several basis, indemnify and hold harmless each of the Equity Investors and their respective affiliates from and against any and all out-of-pocket losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Equity Investors’ or their affiliates’ direct or indirect ownership of equity of Parent or its successors; provided, that no Equity Investor or any affiliate thereof shall be entitled to any indemnification pursuant to this letter agreement with respect to any investment losses or other liabilities that may be incurred by such Equity Investor or its affiliates solely in their capacity as an investor (directly or indirectly) in Parent and its affiliates. Notwithstanding anything to the contrary in this letter agreement, the Merger Agreement, the Debt Commitment Letter, the Limited Guarantee or any other or any document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (including the termination or abandonment thereof), this Section 9 shall survive the Closing indefinitely and shall be binding, jointly and severally, on all successors, assigns, heirs or representatives of Parent, Merger Subsidiary and their respective affiliates.

10.

This letter agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of

Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware, New Castle County, and (b) the United States District Court in Wilmington, Delaware (collectively, the “Chosen Courts”) and agrees that any Claim with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be commenced either in the United States District Court in Wilmington, Delaware or if such Claim may not be brought in such court for jurisdictional reasons, in the Court of Chancery, New Castle County. Each of the parties hereto hereby irrevocably submits with regard to any such Claim for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Claim with respect to this letter agreement, (A) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (B) any claim that it or its property is exempt or immune from jurisdiction of the Chosen Courts or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by Applicable Law, any claim that (1) the Claim in such court is brought in an inconvenient forum, (2) the venue of such Claim is improper or (3) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 11.01 of the Merger Agreement; provided, that (i) nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law and (ii) each such party’s consent to jurisdiction and service contained in this Section 10 is solely for the purpose referred to in this Section 10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

11.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE FINANCING OR THE COMMITMENT LETTERS OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12.

This letter agreement may be executed (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties to this letter agreement in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this letter agreement and delivered (including by facsimile transmission, “.pdf” or other electronic transmission) to the other parties to this letter agreement.

13.	This letter agreement, together with the Merger Agreement, the Transaction Documents, the other documents delivered pursuant to the Merger Agreement and the transactions contemplated thereby, the

Confidentiality Agreement and the Limited Guarantee, constitute the entire agreement, and supersede and cancel all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned or any of their respective affiliates or any other Person, with respect to the subject matter hereof.

[Remainder of page intentionally left blank]

Very truly yours,

APOLLO INVESTMENT FUND IX, L.P.

By:	Apollo Advisors IX, L.P., its
general partner

By:	Apollo Capital Management IX,
LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) IX, L.P.

By:	Apollo Advisors IX, L.P., its
general partner

By:	Apollo Capital Management IX,
LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) IX, L.P.

By:	Apollo Advisors IX, L.P., its
general partner

By:	Apollo Capital Management IX,
LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

[Signature Page to Equity Commitment Letter]

Very truly yours,

APOLLO OVERSEAS PARTNERS IX, L.P.

By:	Apollo Advisors IX, L.P., its
general partner

By:	Apollo Capital Management IX,
LLC, its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

[Signature Page to Equity Commitment Letter]

Very truly yours,

APOLLO OVERSEAS PARTNERS (LUX) IX, SCSP

By:	Apollo Overseas Partners (Lux) IX
GP, S.A.R.L, its general partner

By:	/s/ Katherine G. Newman
Name:	Katherine G. Newman
Title:	Class A Manager

By:
Name:	Fabien E. Morelli
Title:	Class B Manager

[Signature Page to Equity Commitment Letter]

Very truly yours,

APOLLO OVERSEAS PARTNERS (LUX) IX, SCSP

By:	Apollo Overseas Partners (Lux) IX
GP, S.A.R.L, its general partner

By:
Name:	Katherine G. Newman
Title:	Class A Manager

By:	/s/ Fabien E. Morelli
Name:	Fabien E. Morelli
Title:	Class B Manager

[Signature Page to Equity Commitment Letter]

Accepted and Agreed

MAGIC ACQUIRECO, INC.

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

[Signature Page to Equity Commitment Letter]

Exhibit A

Equity Investor	Maximum Investor Commitment	Pro Rata Percentage
Apollo Investment Fund IX, L.P.	$914,973,024	43.2816%
Apollo Overseas Partners (Delaware 892) IX, L.P.	$532,512,372	25.1898%
Apollo Overseas Partners (Delaware) IX, L.P.	$186,308,934	8.8131%
Apollo Overseas Partners (Lux) IX, SCSp	$131,807,900	6.2350%
Apollo Overseas Partners IX, L.P.	$348,397,770	16.4805%

Total	$2,114,000,000	100%